NEWS RELEASE
                                                               FEBRUARY 27, 2002

CONTACT:  TONY W. WOLFE
          PRESIDENT AND CHIEF EXECUTIVE OFFICER

          A. JOSEPH LAMPRON
          EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

          828-464-5620, FAX 828-465-6780

FOR IMMEDIATE RELEASE
---------------------

                  PEOPLES BANCORP EXPANDS STOCK REPURCHASE PLAN
                  ---------------------------------------------

     Peoples Bancorp of North Carolina, Inc. (Nasdaq: PEBK), the parent company of Peoples Bank, announced today that its Board of Directors has authorized the use of an additional $1 million for the repurchase of the Company's common stock. On February 7, 2002, the Company announced that it had approved the use of up to $2 million for stock repurchases.

     Any purchases under the Company's repurchase program may be made, from time-to-time, in the open market or in privately negotiated transactions. The Company's management, based on its evaluation of market conditions and other factors, will determine the timing and amount of any repurchase of shares. The repurchase program may be suspended at any time or from time to time without prior notice.

     Peoples Bank operates nine offices throughout Catawba County, one office in Alexander County and two offices in Lincoln County. The Company's common stock is publicly traded over the counter and is quoted on the Nasdaq National Market under the symbol "PEBK." Scott and Stringfellow, Inc., Ryan, Beck &Co., and Trident Securities, Inc. are market makers for the Company's shares.


     Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements are based on information currently available to management and are subject to various risks and uncertainties, including but not limited to those described in Peoples Bancorp of North Carolina, Inc.'s annual report on Form 10-K for the year ended December 31, 2000, under "Special Cautionary Notice Regarding Forward Looking Statements" and otherwise in the Company's reports and filings.


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